SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 13, 2012

VALUEVISION MEDIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-20243	41-1673770
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6740 Shady Oak Road Eden Prairie, Minnesota		55344-3433
(Address of Principal Executive Offices)		(Zip Code)

(952) 943-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

ValueVision Media, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 13, 2012. The final voting results and the votes used to determine the results for each proposal brought before the meeting were as follows:

1.	A proposal to elect eight members to the Board of Directors. Each of the following directors were elected based on the votes listed below:

Nominee	For	Withheld	Broker Non-Votes
Joseph F. Berardino	26,600,276	2,460,176	15,553,149
John D. Buck	26,271,894	2,788,558	15,553,149
Catherine Dunleavy	26,481,929	2,578,523	15,553,149
William F. Evans	26,611,576	2,448,876	15,553,149
Patrick O. Kocsi	26,490,899	2,569,553	15,553,149
Sean F. Orr	26,478,784	2,581,668	15,553,149
Randy S. Ronning	26,390,657	2,669,795	15,553,149
Keith R. Stewart	26,489,815	2,570,637	15,553,149

2.	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2013. The proposal obtained approval based on the following vote:

For	Against	Abstain
41,948,361	2,595,239	70,001

3.	A proposal to approve, on an advisory basis, the 2011 compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for its 2012 Annual Meeting of Shareholders. The proposal obtained advisory approval based on the following vote:

For	Against	Abstain	Broker Non-Votes
26,134,423	2,649,654	276,375	15,553,149

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUEVISION MEDIA, INC.

Date: June 18, 2012	/s/ Teresa Dery
Teresa Dery
Senior Vice President and General Counsel

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